UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 28, 2014

NC SOLAR, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-183272	27-4213903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1107 Town Creek Road, Eden, NC		27288
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(336) 432-2623

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03	Amendments To Articles Of Incorporation Or Bylaws; Change Of Year End

On June 6, 2014, Tadashi Ishikawa, the sole director and officer of our company, acquired a total 7,500,000 shares of our company’s common stock from Jeffery Alt and Matthew Croslis, our company’s former directors and officers, in a private transaction for an aggregate total of $50,000. The funds used for this share purchase were Mr. Ishikawa’s personal funds. Mr. Ishikawa’s 7,500,000 shares amount to approximately 83.8% of our company’s currently issued and outstanding common stock.

Effective June 6, 2014, Jeffrey Alt resigned as President and Chief Executive Officer of NC Solar, Inc. and Matthew Croslis resigned as Secretary and Director of our company. Mr. Alt remains as a member of our company’s Board of Directors. The resignations of Messrs. Alt and Croslis were not the result of any disagreements with our company regarding its operations, policies, practices or otherwise. Concurrently, Tadashi Ishikawa consented to and was appointed as the President, Chief Executive Officer, Secretary, Treasurer and Director of our company.

Tadashi Ishikawa (age 58) – President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

In 2004, Mr. Tadashi Ishikawa founded Aqua Power Systems Japan Co. Ltd. Aquapower Systems is in the business of developing magnesium fuel cell technologies. Aquapower Systems is introducing the patented magnesium water and magnesium air fuel cell technologies to the world.

Mr. Ishikawa acquired expertise in new technology development and designing and executing international sales and marketing strategies in a long business career. Prior to founding Aquapower Systems in 2004, Mr. Ishikawa served as Vice President for Worldwide Marketing and as a Corporate Director for Cisco Systems Co., Ltd. In 1996, he was first assigned to Cisco’s Tokyo office, and then transferred to the company’s world headquarters in San Jose, California.

Before joining Cisco, Mr. Ishikawa worked for NCR Japan Co. Ltd. from 1980 to 1996. His primary responsibilities there included international business development and public sector relations. He was the youngest member ever to be named to NCR Board of Directors. Mr. Ishikawa originally trained as a lawyer at Chuo University in Tokyo, where he now resides.

Our company believes that Mr. Ishikawa has the educational, business and operational experience and management skills necessary to be a director of our company. From Mr. Ishikawa’s experience in marketing, sales and his background and knowledge in the technology sector is an asset to our company.

In addition, on June 6, 2014, we changed our fiscal year end to March 31 from April 30.  Our company will file a Form 10-K on which will cover the transition period.

Item 9.01	Financial Statements and Exhibits

10.1	Share Purchase Agreement between NC Solar, Inc., Jeffrey Alt, Matthew Croslis and Tadashi Ishikawa dated May 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NC SOLAR, INC.

/s/Tadashi Ishikawa
Tadashi Ishikawa
President and Director

Date:	June 10, 2014